---------------------
 EVERGREEN KEYSTONE
---------------------
[logo]  FUNDS  [logo]
---------------------

EVERGREEN KEYSTONE DISTRIBUTOR, INC.
230 PARK AVENUE
NEW YORK, NEW YORK 10169

                                                             December 12, 1996
                                                     Effective January 1, 1997
To Whom It May Concern:

    You currently have a dealer agreement ("Agreement") with Evergreen Keystone Distributor, Inc. ("Company"). Effective January 1, 1997 the Agreement is amended and restated in its entirety as set forth below.

    The Company, principal underwriter, invites you to participate in the distribution of shares, including separate classes of shares, ("Shares") of the Keystone Fund Family, the Keystone America Fund Family, the Evergreen Fund Family and to the extent applicable their separate investment series (collectively "Funds" and each individually a "Fund") designated by us which are currently or hereafter underwritten by the Company, subject to the following terms:

1. You will offer and sell Shares of the Funds at the public offering price with respect to the applicable class described in the then current prospectus and/or statement of additional information ("Prospectus") of the Fund whose Shares you offer. You will offer Shares only on a forward pricing basis, i.e. orders for the purchase, repurchase or exchange of Shares accepted by you prior to the close of the New York Stock Exchange and placed with us the same day prior to the close of our business day, 5:00 p.m. Eastern Time, shall be confirmed at the closing price for that business day. You agree to place orders for Shares only with us and at such closing price. In the event of a difference between verbal and written price confirmation, the written confirmations shall be considered final. Prices of a Fund's Shares are computed by and are subject to withdrawal by each Fund in accordance with its Prospectus. You agree to place orders with us only through your central order department unless we accept your written Power of Attorney authorizing others to place orders on your behalf. This Agreement on your part runs to us and the respective Fund and is for the benefit and enforceable by each.

2. In the distribution and sale of Shares, you shall not have authority to act as agent for the Fund, the Company or any other dealer in any respect in such transactions. All orders are subject to acceptance by us and become effective only upon confirmation by us. The Company reserves the unqualified right not to accept any specific order for the purchase or exchange of Shares.

3. In addition to the distribution services provided by you with respect to a Fund you may be asked to render administrative, account maintenance and other services as necessary or desirable for shareholders of such Fund ("Shareholder Services").

4. Notwithstanding anything else contained in this Agreement or in any other agreement between us, the Company hereby acknowledges and agrees that any information received from you concerning your customer in the course of this arrangement is confidential. Except as requested by the customer or as required by law and except for the respective Fund, its officers, directors, employees, agents or service providers, the Company will not provide nor permit access to such information by any person or entity, including any First Union Corporation bank or First Union Brokerage Services, Inc.

5. So long as this Agreement remains in effect, we will pay you commissions on sales of Shares of the Funds and service fees for Shareholder Services, in accordance with the Schedule of Commissions and Service Fees ("Schedule") attached hereto and made a part hereof, which Schedule may be modified from time to time or rescinded by us, in either case without prior notice. You have no vested right to receive any continuing service fees, other fees, or other commissions which we may elect to pay to you from time to time on Shares previously sold by you or by any person who is not a broker or dealer actually engaged in the investment banking or securities business. You will receive commissions in accordance with the attached Schedule on all purchase transactions in shareholder accounts (excluding reinvestment of income dividends and capital gains distributions) for which you are designated as Dealer of Record except where we determine that any such purchase was made with the proceeds of a redemption or repurchase of Shares of the same Fund or another Fund, whether or not the transaction constitutes the exercise of the exchange privilege. Commissions will be paid to you twice a month. You will receive service fees for shareholder accounts for which you are designated Dealer of Record as provided in the Schedule. You hereby represent that receipt of such service fees by you will be disclosed to your customers.

    You hereby authorize us to act as your agent in connection with all transactions in shareholder accounts in which you are designated as Dealer of Record. All designations of Dealer of Record and all authorizations of the Company to act as your agent shall cease upon the termination of this Agreement or upon the shareholder's instruction to transfer his or her account to another Dealer of Record.

6. Payment for all Shares purchased from us shall be made to the Company and shall be received by the Company within three business days after the acceptance of your order or such shorter time as may be required by law. If such payment is not received by us, we reserve the right, without prior notice, forthwith to cancel the sale, or, at our option, to sell such Shares back to the respective Fund in which case we may hold you responsible for any loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make payment as aforesaid.

7. You agree to purchase Shares of the Funds only from us or from your customers. If you purchase Shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bonafide investment without a view to resale. If you purchase Shares from your customers, you agree to pay such customers the applicable net asset value per Share less any contingent deferred sales charge ("CDSC") that would be applicable under the Prospectus ("repurchase price").

8. You will sell Shares only (a) to your customers at the prices described in paragraph 2 above; or (b) to us as agent for a Fund at the repurchase price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing Shares for resale to us, you agree to pay your customer not less nor more than the repurchase price which you receive from us. If you act as agent for your customer in selling Shares to us, you agree not to charge your customer more than a fair commission for handling the transaction. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

10. We will not accept from you any conditional orders for Shares.

11. If any Shares sold to you under the terms of this Agreement are repurchased by a Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any commissions on such sales even though the shareholder may be charged a CDSC by the Fund.

    We will notify you of any such repurchase or redemption within the next ten business days after the date on which the certificate or written request for redemption is delivered to us or to the Fund, and you shall forthwith refund to us the full amount of any commission you received on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund any commission we retained on such sale and, upon receipt from you of the commissions paid to you, to pay such commissions forthwith to the Fund.

12. Shares sold to you hereunder shall not be issued until payment has been received by the Fund concerned. If transfer instructions are not received from you within 15 days after our acceptance of your order, the Company reserves the right to instruct the transfer agent for the Fund concerned to register Shares sold to you in your name and notify you of such. You agree to hold harmless and indemnify the Company, the Fund and its transfer agent for any loss or expense resulting from such registration.

13. You agree to comply with any compliance standards that may be furnished to you by us regarding when each class of Shares of a Fund may appropriately be sold to particular customers.

14. No person is authorized to make any representations concerning Shares of a Fund except those contained in the Prospectus and in sales literature issued by us supplemental to such Prospectus. In purchasing Shares from us you shall rely solely on the representations contained in the appropriate Prospectus and in such sales literature. We will furnish additional copies of such Prospectuses and sales literature and other releases and information issued by us in reasonable quantities upon request. You agree that you will in all respects duly conform with all laws and regulations applicable to the sales of Shares of the Funds and will indemnify and hold harmless the Funds, their directors and trustees and the Company from any damage or expenses on account of any wrongful act by you, your representatives, agents or sub-agents in connection with any orders or solicitation or orders of Shares of the Funds by you, your representatives, agents or sub-agents.

15. Each party hereto represents that it is (1) a member of the National Association of Securities Dealers, Inc., and agrees to notify the other should it cease to be a member of such Association and agrees to the automatic termination of this Agreement at that time or (2) excluded from the definition of broker-dealer under the Securities Exchange Act of 1934. It is further agreed that all rules or regulations of the Association now in effect or hereafter adopted, including its Business Conduct Rule 2830(d), which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, shall be deemed to be a part of this Agreement to the same extent as if set forth in full herein.

16. You will not offer the Funds for sale in any State where they are not qualified for sale under the blue sky laws and regulations of such State or where you are not qualified to act as a dealer except for States in which they are exempt from qualification.

17. This Agreement supersedes and cancels any prior agreement with respect to the sales of Shares of any of the Funds underwritten by the Company. The Agreement may be amended by us at any time upon written notice to you.

18. This amendment to the Agreement shall be effective on January 1, 1997 and all sales hereunder are to be made, and title to Shares of the Funds shall pass in The Commonwealth of Massachusetts. This Agreement shall be interpreted in accordance with the laws of The Commonwealth of Massachusetts.

19. All communications to the Company should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the addressed specified by you.

20. Either part may terminate this Agreement at any time by written notice to the other party.


---------------------------                EVERGREEN KEYSTONE DISTRIBUTOR, INC.
Dealer or Broker Name

---------------------------                /s/ Robert A. Hering
Address
                                               ROBERT A. HERING, President

---------------------
 EVERGREEN KEYSTONE
---------------------
[logo]  FUNDS  [logo]
---------------------


  EVERGREEN KEYSTONE DISTRIBUTOR, INC.                    ROBERT A. HERING
  230 PARK AVENUE                                         President
  NEW YORK, NEW YORK 10169

                                                             December 12, 1996
                                                     Effective January 1, 1997

Dear Financial Professional:

  This Schedule of Commissions and Service Fees ("Schedule") supersedes any previous Schedules, is hereby made part of our dealer agreement ("Agreement") with you effective January 1, 1997 and will remain in effect until modified or rescinded by us. Capitalized terms used in this Schedule and not defined herein have the same meaning as such terms have in the Agreement. All commission rates and service fee rates set forth in this Schedule may be modified by us from time to time without prior notice.

                                I. KEYSTONE FUNDS

   KEYSTONE QUALITY BOND FUND (B-1)        KEYSTONE MID-CAP GROWTH FUND (S-3)
 KEYSTONE DIVERSIFIED BOND FUND (B-2)   KEYSTONE SMALL COMPANY GROWTH FUND (S-4)
 KEYSTONE HIGH INCOME BOND FUND (B-4)       KEYSTONE INTERNATIONAL FUND INC.
     KEYSTONE BALANCED FUND (K-1)        KEYSTONE PRECIOUS METALS HOLDINGS, INC.
 KEYSTONE STRATEGIC GROWTH FUND (K-2)            KEYSTONE TAX FREE FUND
KEYSTONE GROWTH AND INCOME FUND (S-1)        (COLLECTIVELY "KEYSTONE FUNDS")

1. COMMISSIONS FOR THE KEYSTONE FUNDS (OTHER THAN KEYSTONE PRECIOUS METALS HOLDINGS, INC.)
  Except as otherwise provided in our Agreement, we will pay you commissions
on your sales of Shares of such Keystone Funds   rtds d such er tv amrr
rdKeystone Fundat the rate of 4.0% of the aggregate public offering price of such Shares as described in the Fund's Prospectus ("Offering Price") when sold in an eligible sale.

2. COMMISSIONS FOR KEYSTONE PRECIOUS METALS HOLDINGS, INC.
  Except as otherwise provided for in our Agreement, we will pay you commissions on your sale of Shares of Keystone Precious Metals Holdings, Inc. as the rate of the Offering Price when sold in an eligible sale as follows:


  AMOUNT OF PURCHASE     COMMISSION      AMOUNT OF PURCHASE         COMMISSION


  Less than $100,000         4%          $250,000-$499,999               1%
  $100,000-$249,999          2%          $500,000 and above            0.5%

3. SERVICE FEES
  We will pay you service fees based on the aggregate net asset value of Shares of the Keystone Funds (other than Keystone Precious Metals Holdings, Inc.) you have sold on or after June 1, 1983 and of Keystone Precious Metals Holdings, Inc. you have sold on or after November 19, 1984, which remain issued and outstanding on the books of such Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which service fees earned by you on Eligible Shares of all Funds (except Keystone Liquid Trust Class A Shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be payable within five business days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

4. PROMOTIONAL INCENTIVES
  We may, from time to time, provide promotional incentives, including reallowance and/or payment of additional commissions to certain dealers. Such incentives may, at our discretion, be limited to dealers who allow their individual selling representatives to participate in such additional commissions.

                                              II. KEYSTONE AMERICA FUNDS AND EVERGREEN FUNDS

                                                         KEYSTONE AMERICA FUNDS

               KEYSTONE GOVERNMENT SECURITIES FUND                                       KEYSTONE OMEGA FUND
                   KEYSTONE STATE TAX FREE FUND                                KEYSTONE SMALL COMPANY GROWTH FUND - II
             KEYSTONE STATE TAX FREE FUND - SERIES II                              KEYSTONE FUND FOR TOTAL RETURN
                  KEYSTONE STRATEGIC INCOME FUND                                     KEYSTONE BALANCED FUND - II
                  KEYSTONE TAX FREE INCOME FUND                      (COLLECTIVELY "KEYSTONE EQUITY AND LONG TERM INCOME FUNDS")
                     KEYSTONE WORLD BOND FUND                               KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
                  KEYSTONE FUND OF THE AMERICAS                                 KEYSTONE INTERMEDIATE TERM BOND FUND
                KEYSTONE GLOBAL OPPORTUNITIES FUND                       (COLLECTIVELY "KEYSTONE INTERMEDIATE INCOME FUNDS")
       KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.                             KEYSTONE LIQUID TRUST
          KEYSTONE GLOBAL RESOURCES AND DEVELOPMENT FUND

                                                            EVERGREEN FUNDS

                  EVERGREEN U.S. GOVERNMENT FUND                                 EVERGREEN AMERICAN RETIREMENT FUND
                EVERGREEN HIGH GRADE TAX FREE FUND                                    EVERGREEN FOUNDATION FUND
              EVERGREEN FLORIDA MUNICIPAL BOND FUND                            EVERGREEN TAX STRATEGIC FOUNDATION FUND
              EVERGREEN GEORGIA MUNICIPAL BOND FUND                                    EVERGREEN UTILITY FUND
             EVERGREEN NEW JERSEY MUNICIPAL BOND FUND                                EVERGREEN TOTAL RETURN FUND
           EVERGREEN NORTH CAROLINA MUNICIPAL BOND FUND                        EVERGREEN SMALL CAP EQUITY INCOME FUND
           EVERGREEN SOUTH CAROLINA MUNICIPAL BOND FUND             (COLLECTIVELY "EVERGREEN EQUITY AND LONG TERM INCOME FUNDS")
              EVERGREEN VIRGINIA MUNICIPAL BOND FUND
        EVERGREEN FLORIDA HIGH INCOME MUNICIPAL BOND FUND                            EVERGREEN MONEY MARKET FUND
                          EVERGREEN FUND                                       EVERGREEN TAX EXEMPT MONEY MARKET FUND
              EVERGREEN U.S. REAL ESTATE EQUITY FUND                            EVERGREEN TREASURY MONEY MARKET FUND
                  EVERGREEN LIMITED MARKET FUND                           EVERGREEN PENNSYLVANIA TAX FREE MONEY MARKET FUND
                 EVERGREEN AGGRESSIVE GROWTH FUND                           (COLLECTIVELY "EVERGREEN MONEY MARKET FUNDS")
               EVERGREEN INTERNATIONAL EQUITY FUND                             EVERGREEN SHORT-INTERMEDIATE BOND FUND
                  EVERGREEN GLOBAL LEADERS FUND                                 EVERGREEN INTERMEDIATE-TERM BOND FUND
                 EVERGREEN EMERGING MARKETS FUND                       EVERGREEN INTERMEDIATE-TERM GOVERNMENT SECURITIES FUND
             EVERGREEN GLOBAL REAL ESTATE EQUITY FUND                        EVERGREEN SHORT-INTERMEDIATE MUNICIPAL FUND
                     EVERGREEN BALANCED FUND                          EVERGREEN SHORT-INTERMEDIATE MUNICIPAL FUND -- CALIFORNIA
                  EVERGREEN GROWTH & INCOME FUND                          (COLLECTIVELY "EVERGREEN INTERMEDIATE INCOME AND
                       EVERGREEN VALUE FUND                                             MONEY MARKET FUNDS")

                              A. CLASS A SHARES

1. COMMISSIONS
  Except as otherwise provided in our Agreement, in paragraph 2 below or in connection with certain types of purchases at net asset value which are described in the Prospectuses for the Keystone America Funds and the Evergreen Funds, we will pay you commissions on your sales of Shares of such Funds in accordance with the following sales charge schedules* on sales where we receive a commission from the shareholder:

       KEYSTONE AMERICA AND EVERGREEN EQUITY AND LONG TERM INCOME FUNDS


                              SALES CHARGE AS           COMMISSION AS
  AMOUNT OF                   A PERCENTAGE OF          A PERCENTAGE OF
  PURCHASE                     OFFERING PRICE          OFFERING PRICE


  Less than $50,000                4.75%                    4.25%
  $50,000-$99,999                  4.50%                    4.25%
  $100,000-$249,999                3.75%                    3.25%
  $250,000-$499,999                2.50%                    2.00%
  $500,000-$999,999                2.00%                    1.75%
  Over $1,000,000                   None               See paragraph 2

           KEYSTONE AMERICA AND EVERGREEN INTERMEDIATE INCOME FUNDS


                             SALES CHARGE AS            COMMISSION AS
  AMOUNT OF                  A PERCENTAGE OF           A PERCENTAGE OF
  PURCHASE                    OFFERING PRICE           OFFERING PRICE


  Less than $50,000               3.25%                     2.75%
  $50,000-$99,999                 3.00%                     2.75%
  $100,000-$249,999               2.50%                     2.25%
  $250,000-$499,999               2.00%                     1.75%
  $500,000-$999,999               1.50%                     1.25%
  Over $1,000,000                  None                See paragraph 2

            KEYSTONE LIQUID TRUST AND EVERGREEN MONEY MARKET FUNDS

                 No sales charge for any amount of purchase.

2. COMMISSIONS FOR CERTAIN TYPES OF PURCHASES
  With respect to (a) purchases of Class A Shares in the amount of $1 million or more and/or (b) purchases of Class A Shares made by a corporate or certain other qualified retirement plan or a non-qualified deferred compensation plan or a Title I tax sheltered annuity or TSA Plan sponsored by an organization having 100 or more eligible employees (a "Qualifying Plan"), (each such purchase a "NAV Purchase"), we will pay you commissions as follows:

a. Purchases described in 2(a) above

  AMOUNT OF                                                    COMMISSION AS A PERCENTAGE
  PURCHASE                                                          OF OFFERING PRICE

  $1,000,000-$2,999,999                             1.00% of the first $2,999,999, plus
  $3,000,000-$4,999,999                             0.50% of the next $2,000,000, plus
  $5,000,000                                        0.25% of amounts equal to or over $5,000,000

b. Purchases described in 2(b) above                .50% of amount of purchase (subject to recapture
                                                     upon early redemption)

* These sales charge schedules apply to purchases made at one time or pursuant to Rights of Accumulation or Letters of Intent. Any purchase which is made pursuant to Rights of Accumulation or Letter of Intent is subject to the terms described in the Prospectus(es) for the Fund(s) whose Shares are being purchased.

3. PROMOTIONAL INCENTIVES
  We may, from time to time, provide promotional incentives, including reallowance and/or payment of up to the entire sales charge to certain dealers. Such incentives may, at our discretion, be limited to dealers who allow their individual selling representatives to participate in such additional commissions.

4. SERVICE FEES FOR EVERGREEN FUNDS (OTHER THAN EVERGREEN MONEY MARKET FUNDS) AND KEYSTONE AMERICA FUNDS (OTHER THAN KEYSTONE STATE TAX FREE FUND, KEYSTONE STATE TAX FREE FUND - SERIES II, KEYSTONE CAPITAL PRESERVATION AND INCOME FUND AND KEYSTONE LIQUID TRUST)
  a. Keystone America Funds Only. Until March 31, 1997, we will pay you service fees based on the aggregate net asset value of Shares of such Funds you have sold which remain issued and outstanding on the books of such Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of all Keystone Funds (except Keystone Liquid Trust Class A Shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within five days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

  b. Evergreen Funds and Keystone America Funds (after March 31, 1997). We will pay you service fees based on the average daily net asset value of Shares of such Funds you have sold which are issued and outstanding on the books of such Funds during each calendar quarter and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the daily average net asset value of all such Eligible Shares (approximately 0.25% annually) during such quarter; provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of all Funds (except Keystone Liquid Trust Class A Shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid by the twentieth day of the month before the end of the respective quarter. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

5. SERVICE FEES FOR KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES II
  a. Until March 31, 1997, we will pay you service fees based on the aggregate net asset value of Shares of such Funds you have sold which remain issued and outstanding on the books of the Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0375% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.15% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of all Funds (except Keystone Liquid Trust Class A Shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within five days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

  b. After March 31, 1997 we will pay you service fees calculated as provided in section II (A)(4)(b) except that the quarterly rate will be 0.0375% (approximately 0.15% annually).

  c. After June 30, 1997, we will pay you service fees calculated as provided in section II (A)(4)(b) above on Shares sold on or after July 1, 1997.

6. SERVICE FEES FOR KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
  a. Until March 31, 1997, we will pay you service fees calculated as provided in section II (A)(4)(a) except that for Eligible Shares sold after January 1, 1997 the quarterly rate will be 0.025% (approximately 0.10% annually).

  b. After March 31, 1997 we will pay you service fees calculated as provided in section II (A)(4)(b) except that for Eligible Shares sold after January 1, 1997 the quarterly rate will be 0.025% (approximately 0.10% annually).

7. SERVICE FEES FOR KEYSTONE LIQUID TRUST
  We will pay you service fees based on the aggregate net asset value of all Shares of such Fund you have sold which remain issued and outstanding on the books on the Fund on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated at the rates set forth below and based on the aggregate net asset value of all such Eligible Shares on the Service Fee Record Date; provided, however, that no such service fees will be paid to you for any quarter if the aggregate net asset value of such Eligible Shares on the last business day of the quarter is less than $2 million; and provided further, however, that service fees will only be paid to us to the extent that such amounts have been paid to us by the Fund. Service fees will be paid within 5 days after the Service Fee Record Date. The quarterly rates at which such service fees are payable and the net asset value to which such rates will be applied are set forth below:


       ANNUAL       QUARTERLY              AGGREGATE NET ASSET
        RATE      PAYMENT RATE               VALUE OF SHARES


      0.00000%      0.00000%      of the first $1,999,999, plus
      0.15000%      0.03750%      of the next $8,000,000, plus
      0.20000%      0.05000%      of the next $15,000,000, plus
      0.25000%      0.06250%      of the next $25,000,000, plus
      0.30000%      0.07500%      of amounts over $50,000,000

8. SERVICE FEES FOR EVERGREEN MONEY MARKET FUNDS
  We will pay you service fees calculated as provided in section II (A)(4)(b) except that the quarterly rate will be 0.075% (approximately 0.30% annually.)

                              B. CLASS B SHARES

                   ALL KEYSTONE AMERICA AND EVERGREEN FUNDS

1. COMMISSIONS
  Except as otherwise provided in our Agreement, we will pay you commissions on your sales of Class B Shares of the Keystone America Funds and the Evergreen Funds at the rate of 4.00% of the aggregate Offering Price of such Shares, when sold in an eligible sale.

2. PROMOTIONAL INCENTIVES
  We may, from time to time, provide promotional incentives, including reallowance and/or payment of additional commissions, to certain dealers. Such incentives may, at our discretion, be limited to dealers who allow their individual selling representatives to participate in such additional commissions.


3. SERVICE FEES FOR EVERGREEN FUNDS AND KEYSTONE AMERICA FUNDS (OTHER THAN KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES II)
  a. Keystone America Funds - Until March 31, 1997, we will pay you service fees calculated as provided in section II (A)(4)(a) above.

  b. Evergreen Funds and Keystone America Funds (after March 31. 1997). We will pay you service fees calculated as provided in section II (A)(4)(b) above.

4. SERVICE FEES FOR KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES II
  a. Until March 31, 1997, we will pay you service fees calculated as provided in section II (A)(5)(a) above.

  b. After March 31, 1997, we will pay you service fees calculated as provided in section II (A)(5)(b) above.

  c. After June 30, 1997, we will pay you service fees calculated as provided in section II (A)(5)(c) above.

                              C. CLASS C SHARES

                   ALL KEYSTONE AMERICA AND EVERGREEN FUNDS

1. COMMISSIONS
  Except as provided in our Agreement, we will pay you initial commissions on your sales of Class C Shares of the Keystone America and the Evergreen Funds at the rate of 0.75% of the aggregate Offering Price of such Shares sold in each eligible sale.

  We will also pay you commissions based on the average daily net asset value of Shares of such Funds you have sold which have been on the books of the Funds for a minimum of 14 months from the date of purchase (plus any reinvested distributions attributable to such Shares), which have been issued and outstanding on the books of such Funds during the calendar quarter and which are registered in the names of customers for whom you are dealer of record ("Eligible Shares"). Such commissions will be calculated quarterly at the rate of 0.1875% per quarter of the average daily net asset value of all such Eligible Shares (approximately 0.75% annually) during such quarter. Such commissions will be paid by the twentieth day of the month before the end of the respective quarter. Such commissions will continue to be paid to you quarterly so long as aggregate payments do not exceed applicable NASD limitations and other governing regulations.

2. SERVICE FEES
  We will pay you a full year's service fee in advance on your sales of Class C Shares of such Funds at the rate of 0.25% of the aggregate net asset value of such Shares.

  We will pay you service fees based on the average daily net asset value of Shares of such Funds you have sold which have been on the books of the Funds for a minimum of 14 months from the date of purchase (plus any reinvested distributions attributable to such Shares), which have been issued and outstanding during the respective quarter and which are registered in the names of customers for whom you are the dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the average daily net asset value of all such Eligible Shares (approximately 0.25% annually); provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of Funds (except Keystone Liquid Trust Class A Shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid by the twentieth day of the month before the end of the respective quarter. Service fees other than those paid in advance will only be paid by us to the extent that such amounts have been paid to us by the Funds.